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                [Letterhead of Proflight Medical Response, Inc.]

                                                            September 15, 1997

Mr. Donald Jones
2163 Turkey Run
Winter Park, FL 32789

        RE:   AMENDED EMPLOYMENT AGREEMENT,
              NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

Dear Mr. Jones:

        Reference is made to that certain Amended Employment Agreement, Non-Competition and Confidentiality Agreement, dated as of March ___, 1997, including the Addendum (the "Addendum") thereto dated as of May 13, 1997 (the "Employment Agreement"), by and between Proflight Medical Response, Inc. (the "Company") and Mr. Donald Jones (the "Employee").

        In connection with the Company's initial public offering, which is pending as of the date hereof, pursuant to the Addendum, the Employee has agreed to give up his rights to receive an amount of stock equal in value to $500,000, as originally provided in Section 4(c) of the Employment Agreement.

        In consideration for the Employee's agreement to return such Shares to the Company, the Company has agreed to amend the Employment Agreement, and the Employment Agreement is hereby amended, as follows:

        Section 4(c) is amended by replacing such section with the following paragraph:

                       Notwithstanding any other provision of this Agreement or of the Addendum, if, at the end of either of the first two years commencing on the effective date of the Company's Registration Statement filed with the Securities and Exchange Commission in connection with the pending initial public offering, the Company achieves $1,000,000 in pretax profits, before depreciation and amortization, the Employee shall receive a stock bonus in the amount of ____________ shares of the Company's Common Stock, provided, however, that the Company shall not issue such stock bonus to the Employee if it is determined, based upon the audited financial statements during the year in which it is to be granted, that the issuance of such a stock bonus would negatively affect the listing of the Company's Common Stock on the Nasdaq SmallCap Market. Such bonus shall be subject to vesting at





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Mr. Donald Jones
September 15, 1997
Page 2

        a rate of 50% upon realization by the Company of the minimum $1,000,000 in pretax profits and 25% on each of the next two anniversaries thereof.

        Please acknowledge your agreement to the foregoing by signing your name as indicated at the bottom hereof.

                                                Sincerely,
                                                PROFLIGHT MEDICAL RESPONSE, INC.

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

Agreed and acknowledged:

----------------------
Donald Jones





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